UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2025

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual General Meeting (the “Annual Meeting”) held on May 29, 2025, the shareholders of FTAI Aviation Ltd. (the “Company”) voted on the matters described below.

(1)  The Company’s shareholders elected two Class III directors, who comprise all the directors of such class, to serve until the 2028 Annual General Meeting and until their respective successors are duly elected or appointed and qualified. The numbers of shares that voted for the election of such director, withheld authority to vote for such director, and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Paul R. Goodwin	70,222,040	13,466,437	9,380,133
Ray M. Robinson	68,751,465	14,937,012	9,380,133

(2)  The Company’s shareholders voted to approve, on a non-binding advisory basis, the compensation of our named executive officers. The numbers of shares that voted for, against, abstained from voting for or against, and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
75,378,104	8,272,855	37,518	9,380,133

(3)  The Company’s shareholders voted to approve, on a non-binding advisory basis, for a frequency of one year for future advisory votes on named executive officers’ compensation. The numbers of shares that voted for one year, two years, three years, abstained and represented broker non-votes with respect to this proposal are summarized in the table below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes*
81,538,835	19,086	2,094,389	36,167	9,380,133

(4)  The Company’s shareholders approved the adoption of the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan. The numbers of shares that voted for, against, abstained from voting for or against, and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
82,395,588	1,263,208	29,681	9,380,133

(5)  The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
92,156,625	885,907	26,078

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of The Nasdaq Global Select Market (“Nasdaq”) from voting on a particular matter. Under Nasdaq rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were not entitled to vote on (i) the election of directors, (ii) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, (iii) the frequency, on a non-binding advisory basis, of an advisory vote on the compensation of the Company’s named executive officers or (iv) the approval of the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan, but they were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

	By:	/s/ Eun (Angela) Nam
	Name:	Eun (Angela) Nam
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: May 30, 2025